 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2018

  COMMAND CENTER, INC.

 (Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3609 S. Wadsworth Blvd., Suite 250 Lakewood, CO	80235
(Address of principal executive offices)	(Zip Code)

(866) 464-5844

 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald L. Junck, our Executive Vice President and General Counsel, provided notice of his retirement, effective May 25, 2018.

Mr. Junck has been an integral part of Command Center since its organization in the Company’s current form in 2006. Since that time, he has been our Executive Vice President and General Counsel. From November 2006 until May 2017, he served as our Secretary, and he also served as a member of our board of directors from November 2005 until November 2007. Mr. Junck has devoted nearly the last 12 years of his professional life helping to improve Command Center for both our employees and shareholders. His leadership and guidance have touched all aspects of the Company, and his presence will be greatly missed. We wish Mr. Junck all the best in his well-deserved retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc. (Registrant)

Date: May 17, 2018	By:	/s/ Brendan Simaytis
	Name:	Brendan Simaytis
	Title:	Secretary